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 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF LITTLE MOUNTAIN BANCSHARES, INC.

         The undersigned hereby appoints ____________________ and ___________________, or either of them, as proxies to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Little Mountain Bancshares, Inc. ("Bancshares") to be held on July 29, 1998 at 1:00 p.m., local time, at 407 Pine Street, Monticello, Minnesota, or at any adjournment or postponement thereof, as follows, hereby revoking any proxy previously given:

         1. To approve the Agreement and Plan of Reorganization dated March 9, 1998 (the "Reorganization Agreement") between Little Mountain Bancshares, Inc. and Norwest Corporation ("Norwest") pursuant to which a wholly-owned subsidiary of Norwest will merge with Bancshares and Bancshares will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement, a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus; and to authorize such further action by the Board of Directors and officers of Bancshares as may be necessary or appropriate to carry out the intent and purposes of the Consolidation.

          FOR [ ]              AGAINST [ ]             ABSTAIN  [ ]

         2. In the discretion of the persons appointed proxies hereby on such other matters as may properly come before the Special Meeting.

         Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                              Dated:_______________________________, 199_.



                              _____________________________________________
                              (Please sign exactly as name appears at left.)

                              _____________________________________________
                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
             BOARD OF DIRECTORS OF LITTLE MOUNTAIN BANCSHARES, INC.